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                                                               Exhibit 23.1



                              ARTHUR ANDERSEN LLP




                         CONSENT OF ARTHUR ANDERSEN LLP

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 23, 1999 (except with respect to the matters discussed in Note 26, for which the date is March 8, 1999) included in EG&G, Inc.'s Annual Report on Form 10-K for the year ended January 3, 1999 and to all references to our Firm included in this registration statement.




                                             /s/ Arthur Andersen LLP


Boston, Massachusetts
March 30, 1999